UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2006

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2006, Arbitron Inc. (the "Company") entered into new multi-year agreements with CBS Radio Inc. ("CBS Radio"), a division of CBS Corporation, to provide radio ratings and other related services for CBS Radio’s 179 radio stations in 41 markets through the Company’s Fall 2013 survey. These agreements, which generally become effective on April 1, 2007, will at that time replace and supersede CBS Radio’s existing agreements with the Company, which generally were scheduled to expire March 31, 2008, with certain software licenses and other services scheduled to expire June 30, 2008. Pursuant to the terms of the new agreements, the Company will provide CBS Radio with Portable People Meter ("PPM") ratings services, as and when the new audience ratings technology is deployed, in the 36 CBS Radio markets encompassed in the Company’s previously announced PPM roll-out plan. Until such time as the PPM ratings technology is deployed in a particular market, the Company will provide CBS Radio with its diary-based ratings services in those markets. As the PPM ratings technology is deployed in a particular market, the diary-based ratings contract will lapse and the PPM ratings contract will become applicable to such market.

Under the terms of the new agreements, the Company will provide its PPM Market Report Service, including the Company’s PPM Market Report, PPM Analysis Tool software, PPM Weekly Arbitrends reports, Tapscan software, Arbitron Integrated Radio Systems (IRS) software, Corporate Rollup and National Regional Database services and its Radio Market Report Service, including the Company’s Radio Market Report, Maximi$er, Arbitrends, PD Advantage, Mapmaker, Corporate Roll-UP and National Regional Database services, Sample Surcharge, RetailDirect and Tapscan software, to CBS Radio, as applicable. These services, which include new services as well as renewals of existing services, will be provided under agreements that generally expire on March 31, 2014, with certain software licenses and other services scheduled to expire June 30, 2014 for the diary-based service and on December 31, 2013 for the PPM service. The aggregate amount of all payments to be made by CBS Radio for the Radio Market Report and related services during the term of the diary-based ratings contract (assuming the contract is not terminated prior to the expiration of the stated term) currently is expected to be approximately $59.9 million, based on the radio stations currently owned by CBS Radio and the anticipated roll-out of the PPM ratings services. The aggregate amount of all payments to be made by CBS Radio for the PPM Market Report and related services during the term of the PPM ratings contract (assuming the contract is not terminated prior to the expiration of the stated term) currently is expected to be approximately $221.2 million, based on the radio stations currently owned by CBS Radio and the anticipated roll-out of the PPM ratings services.

A copy of the press release announcing the contracts is filed herewith as Exhibit 99.1 and incorporated by reference herein. Copies of the contracts entered into between the Company and CBS Radio will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1 Press Release of Arbitron Inc. dated May 18, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

May 23, 2006	By:	Dolores L. Cody

Name: Dolores L. Cody
Title: Executive Vice President, Legal & Business Affairs, Chief Legal Officer & Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated May 18, 2006